Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors: Lisa DeFrancesco (862) 261-7152 Media: Charlie Mayr (862) 261-8030 David Belian (862) 261-8141

Actavis plc Names Board of Directors

DUBLIN – October 2, 2013 – Actavis plc (NYSE: ACT) today announced the appointment of its Board of Directors, effective until the next annual meeting of shareholders in May 2014. The appointment of the Actavis plc Board follows the completion of Actavis, Inc.’s acquisition of Warner Chilcott plc in a stock-for-stock transaction valued at approximately $8.5 billion. The combination creates Actavis plc, a leading global specialty pharmaceutical company with approximately $11 billion in pro forma combined annual 2013 revenue, with approximately $3 billion in annual revenue focused on the core therapeutic categories of Women’s Health, Urology, Gastroenterology and Dermatology. Actavis plc is headquartered in Dublin, Ireland.

Paul M. Bisaro, President and CEO of Actavis plc, has been named Chairman of the Board. Andrew L. Turner, former Chairman of the Board of Actavis, Inc., has been named Lead Independent Director.

Mr. Bisaro will lead a 13-member Board comprised of seven former members of the Actavis, Inc., Board of Directors and one new member from Actavis management; four members of the former Warner Chilcott plc Board of Directors; and one new independent director. The Board will have several standing committees, including an Audit Committee, Compensation Committee, Corporate Governance Committee and Quality and Operations Committee.

Actavis plc Board of Directors

Paul M. Bisaro

Paul M. Bisaro has served as Actavis, Inc.’s President and Chief Executive Officer and a member of the Company’s Board of Directors since 2007. Prior to joining Actavis, Inc., Mr. Bisaro was President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (“Barr”), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr, and from 1997 to 1999 served in various additional capacities including Senior Vice President — Strategic Business Development. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a Juris Doctor from Catholic University of America in Washington, D.C.

James H. Bloem

James H. Bloem has been a member of the Warner Chilcott plc Board of Directors since 2006 and was a member of the Board of Directors of one of its predecessor companies from 1996 to 2000. Mr. Bloem is Senior Vice President, Chief Financial Officer and Treasurer of Humana Inc. (“Humana”), one of the nation’s largest health benefit companies. He joined Humana in 2001 and has responsibility for all of the Company’s accounting, actuarial, analytical, financial, tax, risk management, treasury and investor relations activities.

Christopher W. Bodine

Christopher W. Bodine has served as a Director of Actavis, Inc. since 2009. He retired from CVS Caremark in January 2009 after 24 years with the company. Prior to his retirement, Mr. Bodine served as CVS Caremark’s President, Healthcare Services and, prior to the merger of CVS Corporation and Caremark Rx, Inc. in 2007, he served for several years as CVS’ Executive Vice President — Merchandising and Marketing. Mr. Bodine is active in the pharmaceutical industry, having served on a number of boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees. Mr. Bodine also currently serves as a Director with Nash Finch.

Tamar D. Howson

Tamar D. Howson became a Director of Warner Chilcott plc in May 2013. Ms. Howson has served as a corporate business development and strategy consultant to biopharmaceutical companies since 2011. From 2009 to 2011, she served as a member of the transaction advisory firm JSB-Partners, providing business development support to life sciences companies, and from 2007 to 2008 she served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals. Prior to joining Lexicon, Ms. Howson served as Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb from November 2001 until February 2007. Ms. Howson also serves on the boards of directors of Organovo Holdings Inc., Idenix Pharmaceuticals Inc. and OXiGENE, Inc., and is a director of the International Partnership for Microbicides, a non-profit product development partnership.

John A. King, Ph.D

John A. King, Ph.D., is the former Non-Executive Chairman of the Warner Chilcott Board of Directors, having joined the Board in June 2005. Dr. King served in positions of increasing responsibility with Warner Chilcott’s predecessors for 26 years, most recently as Executive Chairman of Galen Holdings Ltd., a position he held from 2000 until January 2005.

Catherine M. Klema

Catherine M. Klema has been a member of the Actavis, Inc. Board of Directors since 2004. She is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Prior to establishing her firm, Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. She also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema served as a director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 to 2011. In March 2012, Ms. Klema was appointed to the Montefiore Medical Center Board of Trustees.

Jiri Michal

Jiri Michal joins the Actavis plc Board effective with the close of the Warner Chilcott acquisition. Mr. Michal most recently served as Chairman of the Board and Chief Executive Officer of Zentiva until 2010. During his 36-year involvement with the company, which included 20 years as CEO, Mr. Michal held numerous positions and directed the growth of the company through several acquisitions, initiated modernization and privatization and lead a successful management buy-out, culminating in a successful initial public offering in 2004. In 2009, Zentiva became part of Sanofi Group. Mr. Michal was appointed Chairman of the Board of

Prague Chemical University in 2011, and is an acting member of the Board of Directors of Moser in the Czech Republic.

Jack Michelson

Jack Michelson has been a Director of Actavis, Inc. since 2002. He served as a consultant to the Company from February 2001 to June 2003, establishing a deep knowledge of Actavis’ operational, technical and regulatory operations. Prior to his work with Actavis, Mr. Michelson served for 24 years as an officer of G.D. Searle & Co., a pharmaceutical company, serving most recently as the Company’s Corporate Vice President and President, Technical Operations.

Sigurdur Oli Olafsson

Siggi O. Olafsson joins the Actavis plc Board of Directors effective following the closing of the Warner Chilcott acquisition. Mr. Olafsson is the President of Actavis Pharma — Actavis’ generic, branded generic, legacy brands and over-the-counter business. He joined the Company as Executive Vice President, Global Generics in September 2010, and was appointed President of the Global Generics business in April 2012. Prior to joining the Company, Mr. Olafsson served as CEO of the Actavis Group (the legacy Actavis business acquired by the Company in 2012), where he was responsible for overseeing the Company’s global pharmaceutical business with operations in more than 40 countries. Prior to joining the Actavis Group, Mr. Olafsson held increasingly responsible positions with Pfizer’s Global Research and Development organization in both the U.S. and the UK from 1998 until 2003, and served as head of Drug Development for Omega Farma in Iceland for four years. Mr. Olafsson has a M.S. in Pharmacy (Cand Pharm) from the University of Iceland.

Patrick J. O’Sullivan

Patrick J. O’Sullivan has served as a Director of Warner Chilcott since 2009. Prior to his retirement in 2006, Mr. O’Sullivan served in positions of increasing responsibility with LEO Pharma A/S (“LEO”) for more than 30 years, most recently as the Chief Executive Officer of LEO Pharma Ireland and as a director of LEO. He also served as a director of LEO Pharmaceuticals Ltd. UK, LEO Pharma SA France and The LEO Foundation. Mr. O’Sullivan is a registered pharmacist, a member and honorary fellow of the Pharmaceutical Society of Ireland and a Knight of the Order of the Dannebrog. Currently, Mr. O’Sullivan is a pharmaceutical business consultant and serves on the Board of Directors of Amarin Corporation plc, where he is a member of the audit committee, nominating committee and corporate governance committee.

Ronald R. Taylor

Ronald R. Taylor joined Actavis, Inc.’s Board of Directors in 1994. Mr. Taylor is the President of Tamarack Bay, LLC, a private consulting firm. He has been a director of Red Lion Hotels Corporation, a hotel operating company, since 1998 and a director of ResMed Inc., a medical device manufacturer, since 2005. Prior to forming Tamarack Bay, Mr. Taylor was a general partner of Enterprise Partners Venture Capital, a venture capital firm, from 1998 until 2001.

Andrew L. Turner

Andrew L. Turner has served as a Director of Actavis, Inc. since 1997. He was appointed as the Chairman of the Board in May 2008 and served in this capacity until October 2013. He is the founder and currently serves as Manager of Trinity Health Systems, an owner of senior housing properties. Mr. Turner has been a director of Streamline Health Solutions, a provider of software for document solutions in hospitals, since 2007, and also serves as a director of Aston Healthcare Ltd., an operator of senior housing properties in the UK.

Fred G. Weiss

Fred G. Weiss has been a member of the Actavis, Inc. Board of Directors since 2000. Mr. Weiss is the managing director of the consulting firm FGW Associates, Inc., a position he has held since 1997, and prior to that served as an executive for Warner-Lambert for nearly 20 years, most recently as Vice President, Planning, Investment and Development. Mr. Weiss is also an Independent Vice-Chairman of the Board and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds. In this capacity, and pursuant to BlackRock’s policies, he has oversight responsibility for finance and accounting matters, and has no responsibility for, or discretion concerning, any of BlackRock’s equity investment decisions. Additionally, Mr. Weiss has been a Director of the Michael J. Fox Foundation for Parkinson’s Research since 2000.

About Actavis

Actavis plc (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters In Dublin, Ireland and Administrative Headquarters in Parsippany, New Jersey, USA.

Actavis Pharma markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries. Actavis Specialty Brands is a global branded specialty pharmaceutical business focused principally in the Urology and Women’s Health therapeutic categories, as well as Gastroenterology and Dermatology. Actavis Specialty Brands also has a portfolio of five biosimilar products in development in Women’s Health and Oncology. Actavis

Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Forward-Looking Statement

Statements contained in this press release that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actavis’ performance, at times, will differ from its goals and expectations. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Warner Chilcott acquisition and the ability to recognize the anticipated synergies and benefits of the Warner Chilcott acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Actavis liable for substantial damages or penalties; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Actavis, Inc.’s periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 (as revised pursuant to Actavis, Inc.’s Current Report on Form 8-K dated as of June 17, 2013, which was filed with the SEC on June 18, 2013) and Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013, and Warner Chilcott’s periodic public filings with the Securities and Exchange Commission, including but not limited to Warner Chilcott’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.